Exhibit 99.2

American Realty Capital Properties, Inc.
Unaudited Pro Forma Consolidated Balance Sheet

The following unaudited pro forma consolidated balance sheet is presented as if American Realty Capital Partners, Inc. (the "Company" or "ARCP") had acquired the following on December 31, 2013: (i) American Realty Capital Trust IV, Inc. ("ARCT IV"; (ii) the 79 properties including in the Fortress Portfolio that were acquired on January 8, 2014; (ii) the remaining 28 properties included in the Inland Portfolio that were not acquired as of December 31, 2013; 23 of which were acquired on February 21, 2014; and (iv) Cole Real Estate Investments, Inc. ("Cole").

Until self-management, ARCP and ARCT IV were considered to be variable interest entities under common control. Both companies’ advisors were wholly owned subsidiaries of the companies' former sponsor, AR Capital, LLC. The sponsor and its related parties have ownership interests in ARCP through the ownership of shares of common stock and other equity interests. In addition, the former advisors of both companies was contractually eligible to charge significant fees for their services to both of the companies including asset management fees, fees for the arrangement of financing and incentive fees and other fees. Due to the significance of these fees, the advisors and ultimately the former sponsor are determined to have a significant economic interest in both companies in addition to having the power to direct the activities of the companies through the advisory agreements, which qualifies them as variable interest entities under common control in accordance with U.S. GAAP. The acquisition of an entity under common control is accounted for on the carryover basis of accounting whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the merger date. The ACRT IV Merger consummated on January 3, 2014.

ARCP will account for the Cole Merger using the acquisition method of accounting with ARCP treated as the acquirer of Cole for accounting purposes. Under acquisition accounting, the assets acquired and liabilities assumed will be recorded as of the acquisition date, at their respective fair value, and added to those of ARCP. Any excess of purchase price over the fair values will be recorded as goodwill. Consolidated financial statements of ARCP issued after the merger would reflect Cole’s such fair values after the completion of the merger, but will not be restated retroactively to reflect the historical consolidated financial position or results of operations of Cole. The Cole Merger consummated on February 7, 2014.

As of the date of this report, five of the Inland Portfolio properties had not been acquired by the Company. The Inland Portfolio is comprised of 33 properties. As of December 31, 2013, the Company has closed on five of the 33 properties. The Company closed the acquisition of the 23 additional properties in the Inland Portfolio on February 21, 2014. The remaining five properties are expected to close in the first half of 2014. The purchase and sale agreement includes provisions that allow us to exclude certain properties based on criteria related to issues with obtaining clear title to the property and obtaining satisfactory environmental reports among other provisions. Therefore, no assurance can be given that all 28 properties in the Inland Portfolio presented in the accompanying unaudited pro forma consolidated balance sheet or the unaudited pro forma consolidated statement of operations will be included in the final purchased portfolio. Although the closing of the remainder of the acquisition is subject to certain conditions, including the completion of due diligence, there can be no assurance that ARCP will acquire any or all of the remaining five properties, however, the Company believes that the completion of such acquisitions is probable. The five properties that were part of the Inland Portfolio, and which were acquired on September 24, 2013, are included in the ARCP consolidated balance sheets as of December 31, 2013.

The mergers with ARCT IV and Cole and the acquisitions of Fortress Portfolio and Inland Portfolio are presented in the unaudited pro forma consolidated statements of operations for the year ended December 31, 2013 as if the properties had been acquired at the beginning of the period presented. In addition, other significant mergers and acquisitions during the year ended December 31, 2013, including the ARCT III Merger, the CapLease Merger, and the acquisition of the GE Capital Portfolio, as well as other organic acquisitions, are presented in the unaudited pro forma Consolidated Statement of Operation for the year ended December 31, 2013 as if the properties had been acquired at the beginning of the period presented.

This financial statement should be read in conjunction with the unaudited pro forma consolidated statement of operations and the Company's historical financial statements and notes thereto in its Annual Report on Form 10-K. The pro forma consolidated balance sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired CapLease, ARCT IV, the Fortress Portfolio, the Inland Portfolio or Cole as of December 31, 2013, nor does it purport to present the Company's future financial position.

American Realty Capital Properties, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
December 31, 2013

(In thousands)	ARCP Historical (1)	ARCT IV Historical (2)	ARCT IV Merger Related Adjustments (3)		ARCP with ARCT IV Pro Forma	Fortress Portfolio (4)		Inland Portfolio (5)		ARCP, ARCT IV, Fortress and Inland Pro Forma	Cole Historical (6)	Cole Merger Related Adjustments (7)		ARCP Pro Forma
Assets
Real estate investments, at cost:
Land	$786,542	$554,377	$—		$1,340,919	$59,415	(14)	$72,612	(14)	$1,472,946	$1,577,262	$307,571	(14)	$3,357,779
Buildings, fixtures and improvements	3,881,532	1,449,790	—		5,331,322	278,109	(14)	324,082	(14)	5,933,513	4,846,991	945,179	(14)	11,725,683
Construction in progress	21,839	—	—		21,839	—		—		21,839	—	—		21,839
Acquired intangible lease assets	536,250	220,499	—		756,749	67,565	(14)	59,933	(14)	884,247	1,037,596	202,335	(14)	2,124,178
Total real estate investments, at cost	5,226,163	2,224,666	—		7,450,829	405,089		456,627		8,312,545	7,461,849	1,455,085		17,229,479
Less: accumulated depreciation and amortization	(213,186)	(56,497)	—		(269,683)	—		—		(269,683)	(500,648)	500,648	(27)	(269,683)
Total real estate investments, net	5,012,977	2,168,169	—		7,181,146	405,089		456,627		8,042,862	6,961,201	1,955,733		16,959,796
Cash and cash equivalents	36,738	22,425	—		59,163	—		—		59,163	206,672	—		265,835
Investment in direct financing leases, net	55,079	14,527	—		69,606	—		—		69,606	—	—		69,606
Investment securities, at fair value	62,067	—	—		62,067	—		—		62,067	279,063	—		341,130
Investments in unconsolidated entities	—	—	—		—	—		—		—	91,242	—		91,242
Derivatives, at fair value	9,152	37	—		9,189	—		—		9,189	2,116	—		11,305
Loans held for investment, net	26,279	—	—		26,279	—		—		26,279	65,169	6,834	(17)	98,282
Restricted cash	29,483	—	—		29,483	—		—		29,483	18,810	—		48,293
Leasehold improvements and property and equipment, net	—	—	—		—	—		—		—	20,674	—		20,674
Prepaid expenses and other assets	175,327	12,603	949	(8)	188,879	—		—		188,879	182,257	(92,880)	(18)	278,256
Deferred costs, net	80,625	686	9,920	(9)	91,231	—		—		91,231	55,451	(55,451)	(19)	91,231
Assets held for sale	679	—	—		679	—		—		679	—	—		679
Goodwill and other intangible assets	89,875	—	—		89,875	—		—		89,875	315,422	1,853,293	(20)	2,258,590
Total Assets	$5,578,281	$2,218,447	$10,869		$7,807,597	$405,089		$456,627		$8,669,313	$8,198,077	$3,667,529		$20,534,919

(In thousands)	ARCP Historical (1)	ARCT IV Historical (2)	ARCT IV Merger Related Adjustments (3)		ARCP with ARCT IV Pro Forma	Fortress Portfolio (4)		Inland Portfolio (5)		ARCP, ARCT IV, Fortress and Inland Pro Forma	Cole Historical (6)	Cole Merger Related Adjustments (7)		ARCP Pro Forma
Liabilities and Equity
Mortgage notes payable	$1,298,990	$2,124	$669,336	(9)	$1,970,450	$111,603	(15)	$319,676	(15)	$2,401,729	$2,637,691	$25,274	(19)	$5,064,694
Convertible debt	972,490	—	—		972,490	—		—		972,490	—	—		972,490
Secured credit agreements	150,000	760,000	(760,000)	(10)	150,000	—		—		150,000	—	—		150,000
Senior corporate credit facility	1,059,800	—	806,388	(10)	1,866,188	300,185	(16)	145,744	(16)	2,312,117	—	(923,054)	(21)	1,389,063
Credit facilities of acquired companies	—	—	—		—	—		—		—	1,272,000	(1,272,000)	(21)	—
Other long-term debt	104,804	—	—		104,804	—		—		104,804	100,057	2,534,700	(21)	2,739,561
Contingent considerations	—	—	—		—	—		—		—	283,606	(283,606)	(22)	—
Below-market lease liability, net	60,729	9,245	—		69,974	—		—		69,974	117,292	—		187,266
Derivatives, at fair value	18,387	68	—		18,455	—		—		18,455	16,451	—		34,906
Accounts payable, accrued expenses and other liabilities	134,601	24,294	—		158,895	—		—		158,895	89,101	—		247,996
Deferred rent and other liabilities	16,874	3,532	—		20,406	—		—		20,406	34,814	—		55,220
Distributions payable	141	10,137	—		10,278	—		—		10,278	29,546	—		39,824
Total liabilities	3,816,816	809,400	715,724		5,341,940	411,788		465,420		6,219,148	4,580,558	81,314		10,881,020

Series D preferred stock	269,299	—	—		269,299	—		—		269,299	—	—		269,299

Preferred stock	—	—	429	(11)	429	—		—		429	—	—		429
Common stock	2,023	711	(336)	(11)	2,398	—		—		2,398	4,693	562	(23)	7,653
Additional paid-in capital	2,034,301	1,555,964	(651,047)	(11)	2,939,218	—		—		2,939,218	4,196,952	3,148,983	(24)	10,285,153
Accumulated other comprehensive income (loss)	7,697	(31)	—		7,666	—		—		7,666	28,287	(28,287)	(25)	7,666
Accumulated deficit	(692,449)	(186,069)	(155,841)	(12)	(1,034,359)	(6,699)	(12)	(8,793)	(12)	(1,049,851)	(628,725)	464,957	(26)	(1,213,619)
Total stockholders equity	1,351,572	1,370,575	(806,795)		1,915,352	(6,699)		(8,793)		1,899,860	3,601,207	3,586,215		9,087,282
Non-controlling interests	140,594	38,472	101,940	(13)	281,006	—		—		281,006	16,312	—		297,318
Total equity	1,492,166	1,409,047	(704,855)		2,196,358	(6,699)		(8,793)		2,180,866	3,617,519	3,586,215		9,384,600
Total liabilities and equity	$5,578,281	$2,218,447	$10,869		$7,807,597	$405,089		$456,627		$8,669,313	$8,198,077	$3,667,529		$20,534,919

American Realty Capital Properties, Inc.
Notes to Unaudited Pro Forma Consolidated Balance Sheet
December 31, 2013

(1)	Reflects the historical consolidated balance sheet of American Realty Capital Properties, Inc. for the period indicated.

(2)	Reflects the historical consolidated balance sheet of ARCT IV.

(3)
Adjustments and pro forma balance based on the purchase of all of the outstanding shares of ARCT IV’s common stock for (i) $9.00 paid in cash plus (ii) 0.5190 shares of the Company's common stock, par value $0.01 per share and (iii) 0.5937 share of Series F Preferred Stock par value $0.01 per share, which occurred on January 3, 2014. As the acquisition of ARCT IV will be accounted for on the carryover basis, no adjustments have been made to the fair value of its assets and liabilities. Cash payments include ARCT IV Merger related costs of $44.9 million incurred in the ARCT IV Merger transaction including professional fees for investment banking, legal services and accounting and printing fees. These amounts were funded through a borrowing, which is further described in Note 10 to this unaudited pro forma consolidated balance sheet and through available cash.

(4)	Reflects the unaudited pro forma balance sheet of 79 properties from the Fortress Portfolio acquired on January 8, 2014.

(5)	Reflects the unaudited pro forma balance sheet of 28 properties from the Inland Portfolio, 23 of which were acquired on February 21, 2014.

(6)	Reflects the historical consolidated balance sheet of Cole. Certain balances reported in Cole’s financial statements have been reclassified to conform to ARCP’s presentation.

(7)
Reflects pro forma adjustments to record the assets and liabilities of Cole at their fair values and the purchase of all outstanding Cole common stock as well as certain restricted stock units and performance share units outstanding and certain shares held in escrow for (i) $13.82 to be paid in cash, up to a maximum of 20% of Cole common stock outstanding or (ii) 1.0929 shares of the Company's common stock, par value $0.01 per share. The pro forma adjustments reflect the stockholder election, which resulted in holders of approximately 2.24% of outstanding shares electing to receive cash and the remainder of the stockholders receiving stock. Cash payments include Cole Merger related costs of $163.8 million incurred in the Cole Merger transaction including professional fees for investment banking, legal services and accounting and printing fees. These amounts were funded through a borrowing, which is further described in Note 21 to this unaudited pro forma consolidated balance sheet and through available cash.

(8)	Reflects the purchase of assets with a cost basis of $0.9 million from the former external advisor.

(9)
Reflects the issuance of $669.4 million of mortgage notes at an average interest rate of 4.90% to partially fund the cash payment for the ARCT IV Merger. The Company deferred $9.9 million in financing costs related to the issuance of the mortgage notes.

(10)
Reflects the draw on the Company's unsecured credit facility to partially fund the cash considerations of the ARCT IV Merger and the repayment the outstanding balance on the ARCT IV credit facility which was $760.0 million at December 31, 2013. The Company has commitments on its unsecured credit facility (including revolving and term loans) of $2.7 billion with an accordion feature of up to $3.0 billion, subject to borrowing base availability among other conditions.

(11)
Reflects the elimination of ARCT IV’s common stock capital balance of $0.7 million partially offset by the issuance of 37.5 million shares of common stock and the issuance of 42.9 million shares of Series F Preferred stock. Refer to Note 3 to this unaudited pro forma consolidated balance sheet for a description of the exchange of ARCT IV common stock for cash and the Company's equity shares.

Cash of $9.00 per share for each outstanding share of ARCT IV	$(650,954)
Par value of ARCP shares exchanged for ARCT IV shares	(804)
Elimination of ARCT IV common stock par value	711
$(651,047)

(12)
Reflects estimated costs of the respective merger or acquisition including professional fees for investment banking, legal services and accounting fees and, printing fees. For the ARCT IV Merger, amount includes costs of the issuance of operating partnership units described in Note 13 to this unaudited pro forma consolidated balance sheet.

(13)
Reflects the fair value of 0.5 million operating partnership units of ARCT IV that converted to 1.2 million operating partnership units of ARCP upon consummation of the ARCT IV Merger and the issuance of 6.8 million operating partnership units of ARCP in connection with the ARCT IV Merger and the portion of a $10.0 million payment to the Company's formal external advisor relating to the reimbursement of certain expenses in relation to the ARCT IV Merger based on the Company's asset purchase agreement.

(14)
The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as-if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which generally ranges from two to 25 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.
Above-market and below-market in-place lease values, if any, are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancellable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.
In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also consider information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying pro forma consolidated balance sheet are in progress. Certain items will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on the Company's financial position or results of operations.

(15)
Reflects the fair value of mortgage notes payable which the Company assumed upon the closing of the respective portfolio. For the Fortress Portfolio and the Inland Portfolio, the mortgage notes payable bare an annualized interest rate of 5.55% and between 5.90% and 6.34%, respectively.

(16)
Reflects the draw on the Company's unsecured line of credit of $300.2 million and $145.8 million to fund the acquisition of the Fortress Portfolio’s assets and closing costs and the Inland Portfolio’s assets and closing costs, respectively.

(17)	Reflects an adjustment to the fair value for loans held for investment by Cole based upon discounted cash flows and estimates of current interest rates for loans with similar terms.

(18)	Reflects the elimination of the Cole’s existing straight-line rent adjustments.

(19)
Reflects an adjustment to the fair value of debt assumed from Cole based on discounted cash flows and estimates of current interest rates for similar debt instruments, and the write-off of the related unamortized balance of deferred financing costs incurred by Cole on the assumed debt.

(20)
Reflects preliminary adjustment to record $1.8 billion adjustment to goodwill and other intangible assets including intangibles for customer relationships. The new goodwill and intangible assets include intangibles related to the acquisition of Cole’s private capital management business that includes broker dealer activities, relationships and existing broker dealer contracts as well as asset management activities including contracts to manage other REITs day to day activities for fees. Amounts are preliminary and will be finalized once the purchase price allocation to the assets acquired and liabilities assumed is finalized.

(21)
Reflects the issuance of $2.55 billion in term debt at a weighted average interest rate of 2.84% net of deferred financing costs and issuance discounts to fund the cash payment for the Cole Merger, contingent considerations, and closing costs and to repay the outstanding balance on Cole’s existing credit facility which was $1.3 billion as of December 31, 2013. In addition, the funds will be used to paydown $0.9 million of the Company's existing senior corporate credit facility at an assumed rate of 3.39%.

(22)
Reflects the required payout of certain obligations related to the merger of Cole Holding Corporation into Cole. Total payout of $280.0 million (excluding fair value adjustment of $3.6 million) will be paid to certain executive officers of Cole for certain obligations related to the merger of Cole Holdings Corporation into Cole as well as amounts due to executives related to the Cole Merger. The pro forma adjustment reflects the actual elections of the executives to receive $33.9 million of the considerations in cash and the remaining consideration paid through issuance of 16.2 million shares of the Company's common stock.

(23)	Reflects the elimination of Cole’s common stock capital balance of $4.7 million, offset by an increase of $7.3 million for the par value of the Company's common stock to be issued.

(24)
Reflects the elimination of Cole’s additional paid-in capital balance of $4.2 billion, offset by additional paid-in capital of $7.3 billion resulting from the issuance of 525.3 million shares of the Company's common stock.

(25)	Reflects the elimination of Cole’s accumulated other comprehensive loss balance.

(26)
Reflects the elimination of Cole’s accumulated deficit of $614.7 million offset by $163.4 million of costs for the Cole Merger including professional fees for investment banking, legal services and accounting and printing fees.

(27)	Reflects the elimination of the Cole’s historical accumulated depreciation and amortization upon acquisition.

American Realty Capital Properties, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
for the Year Ended December 31, 2013

(In thousands)	ARCP Historical (1)	Pro Forma Adjustments(2)		ARCP as Adjusted	ARCT IV Historical (3)	ARCT IV Pro Forma Adjustments(4)		ARCP as Adjusted with ARCT IV Pro Forma	Fortress Portfolio (5)		Inland Portfolio (6)		ARCP as Adjusted with ARCT IV, Fortress and Inland Pro Forma	Cole Historical (7)	Cole Merger Related Adjustments(8)		ARCP Pro Forma
Revenues:
Rental income	$223,701	$164,199	(9)	$387,900	$86,138	$72,773	(9)	$546,811	$30,215	(9)	$39,576	(9)	$616,602	$565,337	$39,560	(9)	$1,221,499
Direct financing lease income	1,700	2,631	(9)	4,331	544	645	(9)	5,520	—		—		5,520	—	—		5,520
Operating expense reimbursements	15,095	—		15,095	2,700	—		17,795	—		2,933		20,728	56,794	—		77,522
Private capital management revenue	—	—		—	—	—		—	—		—		—	440,470	146,823	(16)	587,293
Other revenues	—	—		—	—	—		—	—		144		144	30,253	—		30,397
Total revenues	240,496	166,830		407,326	89,382	73,418		570,126	30,215		42,653		642,994	1,092,854	186,383		1,922,231
Operating expenses:
Acquisition related	23,295	(23,295)	(10)	—	32,740	(32,740)	(10)	—	—		—		—	4,655	(4,655)	(10)	—
Merger and other transaction related	256,662	(256,662)	(10)	—	53,429	(53,429)	(10)	—	—		—		—	106,858	(106,858)	(10)	—
Reallowed fees and commissions	—	—		—	—	—		—	—		—		—	254,413	84,804	(16)	339,217
Property operating	19,890	—		19,890	3,726	—		23,616	—		3,700		27,316	67,473	—		94,789
General and administrative	6,658	—		6,658	4,014	—		10,672	—		—		10,672	148,772	—		159,444
Equity-based compensation	34,935	—		34,935	—	—		34,935	—		—		34,935	36,792	(36,792)	(11)	34,935
Depreciation and amortization	156,971	23,157	(12)	180,128	56,732	12,792	(12)	249,652	17,292	(12)	19,884	(12)	286,828	211,868	105,783	(12)	604,479
Operating fees to affiliates	5,654	18,251	(13)	23,905	—	8,899	(13)	32,804	1,620	(13)	1,827	(13)	36,251	15,334	11,417	(13)	63,002
Total operating expenses	504,065	(238,549)		265,516	150,641	(64,478)		351,679	18,912		25,411		396,002	846,165	53,699		1,295,866
Operating income (loss)	(263,569)	405,379		141,810	(61,259)	137,896		218,447	11,303		17,242		246,992	246,689	132,684		626,365
Other income (expenses):
Interest expense	(80,800)	(64,312)	(14)	(145,112)	(21,505)	(35,362)	(14)	(201,979)	(16,370)	(14)	(18,926)	(14)	(237,275)	(167,143)	38	(14)	(404,380)
Other income, net	569	—		569	471	—		1,040	—		—		1,040	(13,145)	—		(12,105)
Income from investment securities	—	—		—	1,798	—		1,798	—		—		1,798	—	—		1,798
Loss on derivative instruments, net	(67,937)	—		(67,937)	—	—		(67,937)	—		—		(67,937)	(1,174)	—		(69,111)
Loss on sale of investments in affiliates	(411)	—		(411)	—	—		(411)	—		—		(411)	—	—		(411)
Gain (loss) on sale of investments	451	—		451	(2,246)	—		(1,795)	—		—		(1,795)	(1,331)	—		(3,126)
Total other expenses, net	(148,128)	(64,312)		(212,440)	(21,482)	(35,362)		(269,284)	(16,370)		(18,926)		(304,580)	(182,793)	38		(487,335)
(Loss) income from continuing operations	(411,697)	341,067		(70,630)	(82,741)	102,534		(50,837)	(5,067)		(1,684)		(57,588)	63,896	132,722		139,030

(In thousands)	ARCP Historical (1)	Pro Forma Adjustments(2)		ARCP as Adjusted	ARCT IV Historical (3)	ARCT IV Pro Forma Adjustments(4)		ARCP as Adjusted with ARCT IV Pro Forma	Fortress Portfolio (5)		Inland Portfolio (6)		ARCP as Adjusted with ARCT IV, Fortress and Inland Pro Forma	Cole Historical (7)	Cole Merger Related Adjustments(8)		ARCP Pro Forma
Net loss (income) from continuing operations attributable to non-controlling interests	5,211	(14,463)	(15)	(9,252)	504	12,206	(15)	3,458	345	(15)	115	(15)	3,918	(815)	(6,134)	(15)	(3,031)
Net (loss) income from continuing operations attributable to stockholders	(406,486)	326,604		(79,882)	(82,237)	114,740		(47,379)	(4,722)		(1,569)		(53,670)	63,081	126,588		135,999
Discontinued operations:
(Loss) income from operations of held for sale properties	(34)	—		(34)	—	—		(34)	—		—		(34)	4,882	—		4,848
Gain on held for sale properties	14	—		14	—	—		14	—		—		14	55,027	—		55,041
Net (loss) income from discontinued operations	(20)	—		(20)	—	—		(20)	—		—		(20)	59,909	—		59,889
Net income from discontinued operations attributable to non-controlling interests	1	—		1	—	—		1	—		—		1	—	—		1
Net (loss) income from discontinued operations attributable to stockholders	(19)	—		(19)	—	—		(19)	—		—		(19)	59,909	—		59,890

Net (loss) income	(411,717)	341,067		(70,650)	(82,741)	102,534		(50,857)	(5,067)		(1,684)		(57,608)	123,805	132,722		198,919
Net loss (income) attributable to non-controlling interests	5,212	(14,463)	(15)	(9,251)	504	12,206	(15)	3,459	345	(15)	115	(15)	3,919	(815)	(6,864)	(15)	(3,030)
Net (loss) income attributable to stockholders	$(406,505)	$326,604		$(79,901)	$(82,237)	$114,740		$(47,398)	$(4,722)		$(1,569)		$(53,689)	$122,990	$126,588		$195,889

Earnings per share:
Basic	$(2.35)			$(0.39)				$(0.20)					$(0.22)				$0.26
Fully diluted (17)	$(2.35)			$(0.39)				$(0.20)					$(0.22)				$0.25

Weighted average common shares:
Basic (18)	178,412	26,742		205,154	37,538			242,692					242,692		525,460		768,152
Diluted (18)	202,619	33,202		235,821	37,538			273,359					273,359		525,460		798,819

American Realty Capital Properties, Inc.
Notes to Unaudited Pro Forma Consolidated Statement of Operations
December 31, 2013

(1)	Reflects the historical consolidated statements of operations of the Company for the period indicated.

(2)
Adjustments reflect the annualization of certain ARCP lease rental income, lease asset depreciation and amortization and interest expense on additional financing used for ARCP property acquisitions made in 2013 as if they were made at the beginning of the fiscal year presented and carried through the period presented.

(3)	Reflects the historical consolidated statements of operations of ARCT IV for the period indicated.

(4)
Adjustments reflect the annualization of certain ARCT IV lease rental income, depreciation and amortization expense and interest expense on additional financing used for ARCT IV’s property acquisitions made in 2013 as if they were made at the beginning the fiscal year presented and carried through the period presented.

(5)
Reflects the unaudited pro forma unaudited consolidated statements of operations of the Fortress Portfolio for the period indicated. Adjustments reflect the annualization of certain Fortress Portfolio lease rental income, depreciation and amortization and interest expense on financing arrangements as if the properties had been acquired as of the beginning of the fiscal year presented and carried through the period presented.

(6)
Reflects the unaudited pro forma unaudited consolidated statements of operations of the Inland Portfolio for the period indicated. Adjustments reflect the annualization of certain Inland Portfolio lease rental income, depreciation and amortization and interest expense on financing arrangements as if the properties had been acquired as of the beginning of the fiscal year presented and carried through the period presented.

(7)
Reflects the historical consolidated statements of operations of Cole for the period indicated. Certain balances reported in Cole’s financial statements have been reclassified to conform to ARCP’s presentation.

(8)
Adjustments and pro forma balances reflect adjustments related the Company's acquisition of Cole. Excludes closing costs of $163.4 million incurred for the Cole Merger, including professional fees for investment banking, legal services and accounting and printing fees.

(9)	Reflects an adjustment to rental income and direct financing lease income for each portfolio of properties as if the properties had been acquired at the beginning of the period.

(10)
Adjustment reflects the elimination of costs recorded for the acquisition and merger related costs incurred during the year ended December 31, 2013, as these costs are not ongoing costs of ours and are specifically related to the transactions presented in these pro forma financial statements.

(11)
Adjustment represents the elimination of the shares-based compensation for Cole’s equity compensation plan for outstanding restricted shares. As part of the Cole Merger agreement, all unamortized restricted shares will become fully vested and therefore this expense will no longer be recognized.

(12)
Adjustment reflects the depreciation and amortization expense that would have been recorded if each portfolio of properties had been acquired as of the beginning of each period based on the estimated fair values assigned to each asset class.

(13)
Adjustment reflects recognition of full contractual asset management fees due to the Company's former affiliated external manager, as if the Company had owned the properties and the former external manager had charged these fees for the entirety of the period. Fees are 0.50% annually for average unadjusted book value of real estate assets up to $3.0 billion and 0.40% annually for assets in excess of $3.0 billion.

(14)
Adjustment reflects interest expense related to borrowings expected to be incurred on the Company's unsecured credit facility at a 3.39% annual interest rate above and interest expense for any assumed mortgage notes on other long term debt assumed for each transaction. In the case of Cole, increases in interest expense are offset by the reduction in interest for the write-off of deferred financing costs of $10.1 million. The interest rate on the Company's existing senior corporate credit facility is partially dependent on corporate leverage ratios and credit ratings.

(15)
Adjustment represents the allocation to ARCP’s non-controlling interests for the net effect of each respective merger and acquisition as well as adjustments related thereto based on the percentage of non-controlling interests ownership after each transaction.

(16)	Reflects an adjustment to private capital management revenue and reallowed fees and commissions as if the private capital management business had been acquired at the beginning of the period.

(17)	When applicable, the diluted earnings per shares excludes shares that would be antidilutive.

(18)	Weighted average shares include the pro forma effect of certain transactions which occurred during the year-ended December 31, 2013 as if they occurred at the beginning of the year presented.